Exhibit 99.1

SIGA Technologies Names Dr. Jay K. Varma as EVP and Chief Medical Officer

NEW YORK, September 6, 2023 (GLOBE NEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today announced that Dr. Jay K. Varma has joined SIGA as Executive Vice President and Chief Medical Officer (CMO).  He will also continue to serve as a director of the SIGA Board of Directors.

“As SIGA has worked to support the global response to the MPOX outbreak and as we continue to expand our role in planning for the prevention and treatment of smallpox diseases around the world, Jay Varma’s experience as a director of our Board has been an invaluable asset to our company,” said Phil Gomez, CEO of SIGA.  “In his new additional role as EVP and Chief Medical Officer, he will be positioned to apply even more of his outstanding insight and experience to support our advocacy efforts.”

As EVP and CMO, Dr. Varma will lead medical affairs.  He will provide support and planning for SIGA efforts to build broader awareness of the risk and public health impact of smallpox, MPOX and other orthopox virus outbreaks and promote strategies in procurement and treatment that can support the highest levels of public and individual safety.  He will represent SIGA in engagement with leaders from patient advocacy, medical organizations, professional societies, global and regional health agencies and other public health and defense organizations around the world.

“In my work at the CDC and supporting the COVID-19 pandemic response in Africa and New York City, I am encouraged that more countries and health agencies understand that public safety requires investing in in preparedness and response to emerging infectious diseases.  SIGA plays a central role in helping countries around the world understand and respond to potential outbreaks of smallpox, MPOX and other orthopox viruses,” said Dr. Varma.   “I am excited to expand my role at the company at a pivotal time as we build momentum in our clinical research programs and continue to meet global demand for TPOXX.”

Dr. Varma joined the SIGA Board of Directors in November 2022.  He was previously a Professor of Population Health Sciences and Director of the Cornell Center for Pandemic Prevention and Response at Weill Cornell Medicine, a new center at the university focused on pandemic prevention, preparedness, and response.  From 2001-2021, he worked for the U.S. Centers for Disease Control and Prevention in Atlanta, Thailand, China, Ethiopia, and New York City. Recruited by the Mayor of New York at the peak of the COVID epidemic, Dr. Varma served from April 2020 to May 2021 as the principal scientific spokesperson and architect for New York City’s COVID-19 pandemic response, including management of the largest diagnostic testing and contact tracing programs in the country. He earned his undergraduate degree with highest honors from Harvard College and completed medical school and his internal medicine and chief residencies at the University of California, San Diego School of Medicine.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with BARDA, the impact of the COVID pandemic and responding to the global outbreak of monkeypox. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contract, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, DoD Contract #2 or PEP Label Expansion R&D Contract are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) risks associated with actions or uncertainties surrounding the debt ceiling, (xv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xvi) risks associated with responding to the current mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com